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                                                              Exhibit 23



               Consent of Ernst & Young LLP, Independent Auditors

            We consent to the reference to our firm under the caption "Experts" in the registration Statement (Form S-3) and related Prospectus of Alco Standard Corporation for the registration of 46,774 shares of its common stock and to the Incorporation by reference therein of our report dated November 1, 1993, with respect to the consolidated financial statements and schedules of Alco Standard Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1993 (as amended by its Form 10-K/A dated May 5, 1994), filed with the Securities and Exchange Commission.


                                                      /s/  Ernst & Young LLP
                                                   ----------------------------




Philadelphia, Pennsylvania
November 10, 1994